Exhibit 23.2


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-57280) pertaining to the 1991 Director Stock Plan, Director Option Plan and Advisor Board Stock Program of Power Spectra, Inc., and in the Registration Statement (Form S-8 No. 33-30855) pertaining to the Power Spectra, Inc., 1986 Incentive Stock Option Plan of our report dated February 17, 1995 (except Note 3, as to which the date is April 7, 1995) with respect to the financial statements of Power Spectra, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.


                                            ERNST & YOUNG LLP


San Jose, California
April 14 1997

               Report of Independent Certified Public Accountants
               --------------------------------------------------


Board of Directors and Stockholders
Power Spectra, Inc.

We have audited the accompanying balance sheets of Power Spectra, Inc. (a California corporation) as of December 31, 1996 and 1995, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Power Spectra, Inc. as of December 31, 1996 and 1995, and the results of its operations and cash flows fo the years then ended, in conformity with generally accepted accounting principles.


GRANT THORNTON LLP


San Jose, California
February 21, 1997 (except for
Note 10 as to which the date
is April 10, 1997)